Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-177206) of our report dated June 12, 2026, with respect to the financial statements and supplemental schedule of The Murphy Oil Corporation 401(K) Plan, included in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

Houston, TX
June 12, 2026

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